EXHIBIT 12.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Number             Days Outstanding
Description                           Date                of Shares

Common stock issued in acquisition    8/1/95 to 12/31/95  3,5000,000         153               535,500,000
of assets
                                                                                                   /   153
 Weighted average shares outstanding for the five months                                       ____________
              ended December 31, 1995                                                             3,500,000
                                                                                               ============

                                                          Number             Days Outstanding
Description                           Date                of Shares

Beginning Common Stock                1/1/96 to 6/28/96   3,500,000          180                630,000,000

                                      6/29/96 to
Issuance of Common Stock              12/31/96            3,645,833          186                678,124,928
                                                                                               ____________
                                                                                              1,308,124,928

                                                                                                      / 366
Weighted average shares outstanding for the period                                             ____________
              ended December 31, 1996                                                             3,574,112
                                                                                               ============

                                                          Number             Days Outstanding
Description                           Date                of Shares

Beginning Common Stock                8/1/95 to 6/28/96   3,500,000          333              1,165,500,000

                                      6/29/96 to
Issuance of Common Stock              12/31/96            3,645,833          186                678,124,928

                                                                                              1,843,624,928

                                                                                                      / 519
Weighted average shares outstanding for the period from August 1, 1995                        _____________
              through December 31, 1996                                                           3,552,264
                                                                                              =============


                                       95